McGladrey & Pullen, LLP
One Valley Square, Ste. 250
512 Township Line Road
Blue Bell, PA 19422-2700
O 215-641-8600 F 215-641-8680

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Sterling Banks, Inc. on Form S-8 of our report, dated March 25, 2008, appearing in the Annual Report on Form 10-KSB of Sterling Banks, Inc. for the year ended December 31, 2007.

Blue Bell, Pennsylvania
November 7, 2008

McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.